As filed with the United States Securities and Exchange Commission on

February 24, 2021 under the Securities Act of 1933, as amended.

No. 333-253210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warburg Pincus Capital Corporation I—A

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1572641
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

450 Lexington Avenue

New York, New York 10017

(212) 878-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher H. Turner

Chief Executive Officer

450 Lexington Avenue

New York, New York 10017

(212) 878-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Derek J. Dostal Mark M. Mendez Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	28,750,000 units	$10.00	$287,500,000	$31,367
Class A ordinary shares included as part of the units(3)	28,750,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	5,750,000 warrants	—	—	—(4)
Total			$287,500,000	$31,367(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Warburg Pincus Capital Corporation I—A is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253210) as an exhibits-only filing. Accordingly, this Amendment consist only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit No.		Description
1.1		Form of Underwriting Agreement.
3.1	*	Memorandum and Articles of Association.
3.2		Form of Amended and Restated Memorandum and Articles of Association.
4.1		Specimen Unit Certificate.
4.2		Specimen Class A Ordinary Share Certificate.
4.3		Specimen Warrant Certificate.
4.4		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	*	Opinion of Kirkland & Ellis LLP.
5.2	*	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
10.1		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2		Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.
10.3		Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.
10.4	**	Form of Indemnity Agreement.
10.5		Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.6	*	Promissory Note, dated as of December 9, 2020, between the Registrant and the Sponsor.
10.7	*	Securities Subscription Agreement, dated December 9, 2020, between the Registrant and the Sponsor.
10.8		Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.
10.9	**	Access Agreement between Registrant and a member of Warburg Pincus.
23.1	*	Consent of WithumSmith+Brown, PC.
23.2	*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3	*	Consent of Maples and Calder (included on Exhibit 5.2).
24	*	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
99.1	*	Consent of Tara O’Neill.
99.2	*	Consent of Mark Colodny.
99.3	*	Consent of James Neary.
99.4	*	Consent of Anesa Chaibi.

*	Previously filed.
**	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of February, 2021.

Warburg Pincus Capital Corporation I—A

By:	/s/ Christopher H. Turner
Name: Christopher H. Turner
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher H. Turner Christopher H. Turner	Chairman and Chief Executive Officer (Principal Executive Officer)	February 24, 2021

/s/ Tara O’Neill Tara O’Neill	Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2021

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